Exhibit 4(a)
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               CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.

                 Non-Employee Directors' Stock Option Plan


     1.  Establishment.  There is hereby established the Children's
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Discovery Centers of America, Inc. Non-Employee Directors' Stock Option
Plan (hereinafter referred to as the "Directors' Plan" or the "Plan") pursuant to which certain directors of CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC. (the "Company") may be granted options to purchase shares of Class A Common Stock, par value $.01 per share ("Common Stock"), and thereby share in the future growth of the business. The purpose of the Directors' Plan is to provide an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors.

     2.  Status of Options.  The options to be issued pursuant to this
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Directors' Plan ("Options") shall not constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     3.  Eligibility.  All directors of the Company who are not employees
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of the Company or any of its subsidiaries (collectively, the
"Participants") shall be eligible to receive Options under this Directors'
Plan.

     4.  Number of Shares Covered by Options;  No Preemptive Rights.  The
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total number of shares which may be issued and sold pursuant to Options granted under this Directors' Plan shall be 180,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 8 of this Directors' Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted). The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any stockholder. If any outstanding Option granted under this Directors' Plan is terminated, for any reason, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Directors' Plan.

     5.  Administration.
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     (a)  This Directors' Plan shall be administered by the Board of
Directors. A majority of the members of the Board shall constitute a quorum. All determinations of the Board shall be made by a majority of such quorum or by a written consent signed by all members of the Board.


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     (b)  Options shall be automatically granted to Participants in accordance with Section 6 hereof and shall be issued upon the terms and conditions set forth in Section 7 hereof. Accordingly, the persons to whom Options shall be granted, the number of shares subject thereto and the material terms and conditions governing the Options will not be subject to the discretion of the Board. However, if any questions of interpretation of this Directors' Plan or of any Options issued hereunder shall arise, they shall be determined by the Board and such determination shall be final and binding upon all persons having an interest in the Directors' Plan.

     (c) The granting of an Option pursuant to this Directors' Plan shall not confer upon the Participant any right to be continued as a director of the Company or any of its subsidiaries. In addition, the granting of an Option pursuant to this Directors' Plan shall not confer upon the Participant any rights as a stockholder of the Company with respect to any shares issuable upon exercise of an Option unless and until a certificate for such shares has been issued and delivered to such Participant.

     6.  Non-Discretionary Grants.  Subject to approval of this Directors'
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Plan by the stockholders of the Company, during the term of this Directors'
Plan, Options shall be automatically granted to Participants as follows:

     (a) an Option to purchase 11,500 shares of Common Stock ("Initial Option") will be granted to each Participant on the date (the "Initial Grant Date") which is the earlier of the date on which the public offering of Common Stock of the Company which is being registered with the Securities and Exchange Commission on Form S-2, Registration No. 33-70360 (the "Public Offering") commences and December 20, 1993; and

     (b) an Option to purchase 3,500 shares of Common Stock will be granted to each Participant who continues to serve as a director following each annual meeting of stockholders of the Company at which directors are elected, commencing with the annual meeting of stockholders conducted in 1995, with the grant of each such option to be deemed effective immediately following the conclusion of each such meeting; provided that no Participant may receive options under this Directors' Plan entitling him to purchase, in the aggregate, in excess of 30,000 shares, at which time such Participant shall be ineligible to receive any further Options under this Directors' Plan. If the number of shares remaining in the Directors' Plan on any date of grant is insufficient to grant each eligible Participant an Option to purchase 3,500 shares of Common Stock, each eligible Participant will automatically receive an Option to purchase a number of shares of Common Stock to be determined by dividing the total number of shares remaining in the Directors' Plan by the number of eligible Participants at that time and, if necessary, rounding down to the nearest whole number of shares.


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     7.  Terms and Conditions of Options; Stock Option Agreements.  Each
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Option granted pursuant to this Directors' Plan shall be evidenced by a written agreement between the Participant and the Company which shall be subject to the following terms and conditions:

     (a) The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the shares subject to such Option on the date of grant. For purposes of this Section, the "Fair Market Value" of a share of Common Stock shall be the closing sale price per share of the Company's Common Stock as reported on the NASDAQ National Market System ("NASDAQ/NMS") on the date of grant or, if the Common Stock is not traded on NASDAQ/NMS on the date of grant, on the first business day immediately preceding the date of grant during which the Common Stock was traded (the "Determination Date"). If the Common Stock is not listed for quotation on NASDAQ/NMS at the time of grant of any Option, then the Fair Market Value shall be (i) if the Common Stock is then listed on any national securities exchange, the closing sale price per share as reported by such exchange on the Determination Date; (ii) if the Common Stock is listed for quotation on the NASDAQ Small-Cap Market, the mean between the high bid and low asked prices per share of the Common Stock as reported by the NASDAQ Small-Cap Market on the Determination Date; or (iii) if the Common Stock is not listed on the NASDAQ Small-Cap Market, the mean between the closing bid and asked prices per share of the Common Stock on the Determination Date as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock. Notwithstanding the foregoing, in the event the Initial Grant Date is the date on which the Public Offering commences, "Fair Market Value" of the Common Stock on that date shall be deemed to be the price per share of the Common Stock sold to the public in the Public Offering.

     (b) The exercise price of the shares to be purchased pursuant to an Option shall be paid (i) in full either in cash or by check, (ii) by delivery (i.e., surrender) of shares of Common Stock of the Company which
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have been owned by the Participant for at least six months prior to the exercise of the Option with a Fair Market Value (as defined above) at the time of the exercise of the Option equal to the exercise price, or (iii) by a combination of (i) and (ii). In addition, to the extent permitted by applicable law, the exercise price may be paid by one or more brokerage firms pursuant to arrangements whereby such firm or firms, on behalf of a Participant, shall pay to the Company the exercise price of the Option being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall deliver shares being purchased to such firm.

     (c) Options granted shall not be exercisable until they become vested. All Options shall vest in a Participant as follows: (i) with respect 30% of the shares subject to such Option, on the date which is six months following the date of grant, (ii) with respect to an additional 23-1/3% of the shares


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subject to such Option, on the first anniversary of the date of grant,
(iii) with respect to an additional 23-1/3% of the shares subject to such Option, on the second anniversary of the date of grant, and (iv) with respect to the final 23-1/3% of the shares subject to such Option, on the third anniversary of the date of grant; provided, however, that the vesting
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of any portion of an Option on any particular date is conditioned on the
Participant having continuously served as a member of the Board of Directors through such date. The number of shares as to which an Option may be exercised shall be cumulative, so that once the Option shall become exercisable as to any shares, it shall continue to be exercisable as to said shares until expiration or termination of the Option as provided in this Directors' Plan. Notwithstanding the foregoing, no Option granted hereunder may be exercised prior to the date on which this Directors' Plan is approved by stockholders of the Company as herein contemplated.

     (d) Unless sooner terminated in accordance with the provisions of paragraph (e) of this Section 7, an Option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the Option.

     (e) In the event a Participant ceases to be a member of the Board of Directors for any reason other than cause, any then unexercised portion of Options granted to such Participant, to the extent not vested on the date the Participant ceases to be a director (the "Termination Date"), will immediately terminate and become void; any portion of an Option which is vested on the Termination Date but has not yet been exercised may be exercised, to the extent it is vested on the Termination Date, within one year after the Termination Date. In the event of the Participant's death, the Option may be exercised, if and to the extent that such deceased Optionee was entitled to exercise the Option at the time of death, by the person or persons to whom the deceased Participant's rights pass by will or by the laws of descent and distribution of the state of his or her domicile at the time of his or her death. In the event that a Participant ceases to serve as a director for cause, all Options theretofore granted to such Participant under this Directors' Plan shall, to the extent not theretofore exercised, terminate on the Termination Date, whether or not any portion or all of such Option is vested.

     (f) Each Option granted under this Directors' Plan shall be non-transferable by the Participant except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

     (g) Unless a registration statement with respect to the shares to be purchased upon exercise of the Option is in effect under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, a Participant's right to purchase the shares issuable upon exercise thereof shall be subject to the condition that the Company shall have received such assurance as it may reasonably request that such purchase


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will be in accordance with an applicable exemption from the registration requirements of each such law. The Company shall not be obligated to issue or deliver any shares upon exercise of the Option if to do so would violate the Securities Act or any state securities law and the Company shall have no obligation to file any registration statement or to take any other action required or permitted by any such law. The Company shall give the Participant and his counsel access to such information as may reasonably be requested to enable such counsel to express an opinion as to the availability of an exemption from such registration requirements.

     8.  Adjustment of Number of Shares.  If a dividend or other
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distribution shall be declared upon the Common Stock payable in shares of
Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder, and the number of shares reserved for issuance pursuant to this Directors' Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock then subject to any such Option and for each share of Common Stock reserved for issuance pursuant to this Directors' Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Board, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 8, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Board shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Directors' Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Directors' Plan and of each stock option agreement applicable to Options granted hereunder. In the case of any substitution or adjustment as provided for in this Section 8, the aggregate option price in each stock option agreement for all shares covered thereby prior


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to such substitution or adjustment will be the aggregate option price for all shares of stock or other securities (including any fraction) which shall have been substituted therefor pursuant to this Section 8. No adjustment or substitution provided for in this Section 8 shall require the Company, in any stock option agreement, to sell a fractional share. Accordingly, any fraction of a share or other security which results from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     9.  Effective Date and Term of Directors' Plan.  This Directors' Plan
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shall become effective on October 14, 1993, the date of its adoption by the
Board of Directors of the Company, but the Plan and the grant of Options hereunder shall be subject to the approval thereof by the stockholders of the Company at the next annual meeting of stockholders of the Company. Except to the extent necessary to govern outstanding Options issued, this Directors' Plan shall terminate on, and no additional Options shall be granted after October 14, 2003, unless earlier terminated by the Board of Directors in accordance with Section 10 hereof.

     10.  Termination and Amendment of Plan.  This Directors' Plan may be
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terminated or amended from time to time by vote of the Board of Directors;
provided, however, that no such termination or amendment shall materially
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adversely affect or impair any then outstanding Option without the consent of the Participant, and provided further, that the provisions of this
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Directors' Plan specified in Rule 16b-3(c)(2)(ii)(A) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as in effect on the effective date of this Directors'
Plan) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. In addition to approval by the Board of Directors of any amendment to this Directors' Plan, if the Board further determines on advice of counsel that it is necessary or desirable to obtain stockholder approval of any amendment to this Directors' Plan in order to comply with Rule 16b-3 of the Exchange Act, or any successor rule, as it shall read as of the time of amendment, or for any other reason, then the effectiveness of any such amendment may be conditioned upon its approval by stockholders of the Company in accordance with the applicable laws of the state of incorporation of the Company, or such other stockholder approval as may be specified by the Board.

     11.  Compliance with Rule 16b-3.  It is the intention of the Company
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that this Directors' Plan comply in all respect with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any provision of this Directors' Plan is later found not to be in compliance


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with Rule 16b-3 or if any provision would disqualify Participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events this Directors' Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.